SECURITY AGREEMENT

Wave Uranium Holding, a Nevada corporation (“Company”)  enters into this Security Agreement (“Agreement”) as of July 26, 2007 in favor of Panthera Advisors Bridge Fund LLC (“Secured Party”)on the terms set forth below. Norman Maier, a shareholder of Company, also is a party to this Agreement as to Section 2.2 hereof.

1.

Loan

Secured Party is herewith loaning to Company $51,000 pursuant to Secured Promissory Notes of even date herewith.  This Security Agreement sets forth the agreement of the parties with respect to the security for the Notes, accrued interest thereon, and any other amount advanced from time to time by Secured Party. As between the Secured Parties, the benefits of this Agreement shall be allocated between them in proportion to the amounts loaned by each.

2.

Debt and Collateral

2.1

Company hereby grants to Purchaser a continuing security interest in and to all of Company's right, title and interest in and to all assets, data, designs, know-how, formulations, trade secrets, trademarks, servicemarks, customer lists and all goodwill including without limitation, and any and all contracts, licenses and other agreements, all of Company's presently owned and after acquired accounts, receivables, chattel paper, documents, instruments, promissory notes and general intangibles; all present and hereinafter acquired inventory, equipment, furniture, furnishings and fixtures; all proceeds and products of the foregoing, including without limitation, money, deposit accounts, goods, insurance proceeds, rents, royalties and other tangible and intangible property received upon the sale or disposition of the foregoing (all of the foregoing collectively referred to as the "Collateral").

2.2. Norman Maier, the control person of the Company, hereby pledges to Secured Party 2,666,667 shares of common stock of Company as additional security for the Notes. Mr. Maier acknowledges that the loan by Secured Party benefits him as the principal shareholder of the Company. These shares are also part of the Collateral.

3.

Obligations Secured

The Collateral is and shall be security for Company's timely and full payment of the Note executed by Company in favor of Purchaser, any existing obligation or indebtedness arising subsequent to the date hereof, or acquired by Purchaser subsequent to the date hereof.  Purchaser and Company expressly acknowledge and agree that they contemplate that Purchaser may extend credit and/or advance monies to the Company in the future, which advances or extensions may be in the form of direct loans to the Company and any such future indebtedness created subsequent to the date of this Agreement shall be subject to the security interest created herein.

The Collateral shall also secure the Company's prompt and faithful performance of all of the Company's obligations, covenants, representations and warranties contained in this Security Agreement or in any other agreement to which Company is a party (or by which Company is bound) and to which Purchaser is a party or of which Purchaser is a beneficiary.

4.

Insurance

The Company shall insure the Collateral and keep the same insured against all loss, damage or destruction due to fire, theft, and any other type of casualty whatsoever, in a sum and by policies adequate at all times to protect the interests of Purchaser hereunder and otherwise satisfactory to Purchaser.  Company, upon request, shall furnish Purchaser evidence of such insurance.  Upon Company's failure to provide such insurance, Purchaser may, but shall not be obligated to, procure such insurance, and in such event, the Company shall reimburse Purchaser for the premium therefor upon demand, and if Company fails to do so, Company shall be in default under this Security Agreement.

5.

Company's Covenants, Representations and Warranties

To induce Purchaser to enter into this Security Agreement, Company covenants, represents and warrants as follows:

(a)

Company is the lawful owner and/or lawful licensee of all Collateral referred to in Paragraph 2 hereof, and Company has the right and power to grant a security interest in and to the Collateral to Purchaser.  There are no other security interests, liens, encumbrances, charges or claims against any of the Collateral, except as is specifically identified by Company in writing and attached to this Security Agreement;

(b)

In the event that the Collateral referred to in Paragraph 2 hereof shall hereafter become subject to any lien, encumbrance, security interest or claim of any other person or entity (other than with the express written consent of Purchaser), Company warrants that it will immediately undertake to secure the release of the Collateral from such lien, encumbrance, security interest or claim at Company's own cost and expense.  Company will appear in and defend any action or proceeding which may affect the security interest of Purchaser;

(c)

Company will (i) maintain and repair the Collateral; (ii) use the Collateral lawfully and only within insurance coverage; (iii) not use the Collateral so as to cause or result in any waste, unreasonable deterioration or unreasonable depreciation; and (iv) will permit Purchaser to enter upon Company's property to inspect the Collateral at any reasonable time;

(d)

Company will not, without the prior written consent of Purchaser, sell, contract to sell, lease, encumber or dispose of the Collateral (with the exception of inventory sold in the ordinary course of business) until the indebtedness to Purchaser has been completely discharged;

(e)

Company will pay when due all taxes, assessments, charges, liens or encumbrances now or hereafter assessed against the Collateral by any governmental agency;

(f)

Company shall execute and deliver to Purchaser concurrently with the execution of this Security Agreement, and at any time or times hereafter at the request of Purchaser, all financing statements, renewal financing statements, security agreements, assignments, statements, certificates of title, conveyances, affidavits, notices, and any other agreements, instruments and documents that Purchaser may request, in form satisfactory to Purchaser to perfect and maintain the security interest granted herein by Company to Purchaser and in order to consummate fully all of the transactions contemplated herein;

(g)

The making and performing of this Security Agreement is not in contravention of or prohibited by any indenture, agreement, or undertaking to which Company is a party or by which Company is bound or affected;

(h)

All financial information (and all information relating to the Collateral heretofore submitted to Purchaser by Company or at Purchaser's request) fairly represents and is correct in all material respects, and all financial information hereafter submitted to Purchaser by Company or at Purchaser's request will be true and correct when given;

(i)

Company is a corporation, duly organized and validly existing in the State of Nevada, and is authorized to do business in the place it is currently operating, and the execution, delivery and performance of this Security Agreement are within Company's powers and have been duly authorized by the directors, shareholders and officers, if necessary, and are not in conflict with any laws or the terms of its Articles of Incorporation or Bylaws as may be amended;

(j)

All insurance policies with respect to the Collateral shall contain a provision making the loss payable to Company and Purchaser jointly.  Upon request by Purchaser, Company shall furnish to Purchaser Certificates of Insurance evidencing insurability of the Collateral;

(k)

Company shall furnish Purchaser quarterly or at such more frequent intervals as Purchaser may request a financial statement including a balance sheet and an income statement prepared in accordance with generally accepted accounting principles and other financial information relating to Company's business affairs and Collateral which Purchaser may from time to time reasonably request;

(l)

Company shall inform Purchaser immediately upon the occurrence of any material adverse change in Company's financial condition;

(m)

Company shall not move the Collateral from the location shown on the signature page hereto without notifying Purchaser;

(n)

Company shall not move its business operations from the state without advance notice to Purchaser;

(o)

Company shall not merge or reorganize its business without the consent of the Purchaser;

(p)

Company shall not change its name without advance notice to Purchaser;

(q)

Company shall notify Purchaser promptly of:

(i)any attachment or legal process levied against any of the Collateral or any other of Company's property; and

(ii)any information received by or known to Company which in any way may affect the value of the Collateral or the rights of Secured party in the Collateral.

(r)

Company shall promptly reimburse Purchaser for any and all attorneys' and accountants' fees and court costs incurred in collecting any sums payable by Company in enforcing this Security Agreement or any obligations secured thereby or in verifying, handling, retrieving, repossessing, selling, or otherwise disposing of the Collateral, all of which sums shall become part of the indebtedness secured hereby; and

(s)

Company shall not grant any security interest to anyone other than Purchaser in any of the Collateral without having first obtained Purchaser's written consent; and

(t)

Company shall not issue any equity securities or securities convertible into equity of Company without having first obtained Purchaser written consent; and

(u)

Company shall not use the loan proceeds except for the purchase of certain uranium assets and also to pay up to $40,000 for general and operating expenses.

6.

Default

Any one or more of the following events shall constitute a default of Company's performance hereunder:

(a)

Failure of Company to pay as and when due, its obligations under the Note between Company and Purchaser;

(b)

Failure of Company to perform and observe any of the terms, conditions, covenants, representations or warranties contained in this Security Agreement;

(c)

Failure of Company to pay any other obligation or indebtedness now existing or hereafter arising owed to Purchaser;

(d)

The filing, by or against the Company, of a petition under any section or Chapter of the Bankruptcy Code, 11 U.S.C. Section 101 et seq.; the making by the Company of an assignment for the benefit of creditors; the filing, by or against the Company, of a proceeding for dissolution or liquidation; the appointment of or the application for the appointment of, a receiver, trustee, controller or custodian for all or any part of the assets of Company;

(e)

Company's becoming insolvent, becoming unable to meet its obligations as they come due, or the cessation of Company's business operations for a period of ten (10) consecutive days;

(f)

The issuance of a writ of attachment, garnishment, execution or similar legal process against Company or any of Company's property; and,

(g)

The making of any assessment for taxes against the Company by the United States of America, any state or any subdivision of either.

7.

Remedies

In the event of default, Purchaser shall have, in addition to any rights and remedies contained in this Security Agreement or any other agreement, instrument or document now or hereafter executed by Company and delivered to Purchaser, all the rights and remedies of a secured party under the Uniform Commercial Code, all of which shall be cumulative to the extent permitted by law.  In addition to such rights and remedies, the Purchaser shall have the right, upon Company's default, to demand possession of the Collateral, in which event, the Company shall immediately undertake to deliver the Collateral to Purchaser, at Company's own cost and expense.  Upon Company's receipt of notice by Purchaser of its intent to take possession of the Collateral, Company shall assemble the Collateral and make it available to Purchaser at a place to be designated by Purchaser which is reasonably convenient to both parties.  If the Company is unwilling or unable to so deliver the Collateral, Purchaser shall have the right to enter upon the Company's premises and obtain possession of the Collateral.  Purchaser's rights hereunder shall include the right to remove the Collateral from any premises owned by persons other than the Company in which the Collateral may be found.  Company shall indemnify and hold Purchaser harmless for any costs, expenses or liabilities incurred by Purchaser in connection with the repossession of the Collateral, including the defense of Purchaser in any action by any person relating to the removal of the Collateral from any building owned by persons other than Company in which it may be found.

Upon repossession of the Collateral, Purchaser shall have the right to sell, lease or otherwise dispose of the Collateral in any commercially reasonable manner pursuant to the provisions of the Uniform Commercial Code.

In the event of default, Purchaser shall have the right to enter and remain upon the various premises of Company without cost or charge to Purchaser, and to use the same, together with materials, supplies, books and records of Company for the purpose of liquidating or collecting the Collateral, or for the conducting and preparing of sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, Purchaser may remove the Collateral to the premises of Purchaser or any agent of Purchaser for such time as Purchaser may desire, in order to effectively collect or liquidate the Collateral.

The remedies available to Purchaser upon default by Company shall not be limited to any business practice generally applicable or used in the general trade of the parties hereto nor shall any previous conduct between the parties hereto restrict said remedies.  Specifically, Purchaser shall not be required to take possession of the Collateral or any part thereof in satisfaction of Company's purchase/credit obligations and any such taking shall in no way impair Purchaser's rights to receive monetary damages.

8.

Accounts Receivable

Company shall, at the written request of Purchaser, deliver to Purchaser schedules of accounts, contract rights, instruments, documents, and chattel paper generated by Company in the course of its operation of its business and such other reports concerning the Collateral as Purchaser may from time to time hereafter request.

Company shall, at the written request of Purchaser, deliver to Purchaser from time to time hereafter, at such intervals as requested and determined by Purchaser, copies of all invoices and other such documents relating to accounts, documents, chattel paper, contract rights and instruments.

In the event of Company's default hereunder, Purchaser shall have the right at any time and from time to time thereafter without notice to Company:  (i) to notify all account debtors and obligors of accounts, documents, chattel paper, contract rights, general intangibles and instruments of Company that Purchaser has a security interest in such Collateral and to direct all such persons to make payment to Purchaser of all sums owing by them to Company; (ii) to settle, compromise, sell, assign, extend or renew any debt owing by any such account debtor or obligor; (iii) to sell or assign such Collateral upon such terms as Purchaser may deem advisable; and (iv) to discharge and release in the name of Company and Purchaser any such debt (all of which Purchaser may do in the exercise of its sole and absolute discretion).  Any and all disbursements for costs and expenses incurred or paid by Purchaser with respect to the enforcement, collection or protection of its interest in the Collateral, or against Company, whether by suit or otherwise, notification of account debtors and obligors, including reasonable attorneys' fees, court costs and similar expenses, if any, shall become part of the indebtedness secured by the Collateral, payable upon demand.

9.

Attorneys' Fees

If at any time hereafter Purchaser employs counsel for advice with respect to this Security Agreement or any other agreement, instrument or document now or hereafter executed by Company and delivered to Purchaser, or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Security Agreement, or any other agreement, instrument or document now or hereafter executed by Company and delivered to Purchaser, or to protect, take possession or to liquidate any of such Collateral, or to attempt to enforce any security interest or lien in any Collateral, or to represent Purchaser in any pending or threatened litigation with respect to the affairs of the Company in any way relating to the Collateral, or to enforce any rights of Purchaser or liabilities of Company hereunder, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto shall become part of the Company's obligation secured by the Collateral hereunder.

10.

Miscellaneous

(a)

Any notice required to be given by Purchaser to Company of a sale, lease or other disposition or intended action by Purchaser with respect to any of the Collateral shall be deemed given when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, and duly addressed to Company at 5348 Vegas Drive, Suite 228, Las Vegas, Nevada (or such other address as Company may from time to time designate in writing to Purchaser).  Such notification shall constitute fair and reasonable notice to Company of any such action.

(b)

Purchaser's failure at any time or times hereafter to require strict performance by Company of any of the provisions, warranties, or terms and conditions contained in this Security Agreement shall not constitute a waiver of such performance or any other default, whether prior or subsequent thereto.

(c)

This Agreement and all agreements, instruments or documents executed and delivered pursuant hereto or in connection herewith, shall be binding upon and inure to the benefit of, the successors and assigns of the parties hereto.

(d)

The laws and judicial decisions of the State of Nevada shall govern and control the construction, enforceability, validity and interpretation of this Security Agreement and all of the agreements, instruments, or documents now or at any time or times hereafter executed and delivered by Company to Purchaser.

EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE

WAVE URANIUM HOLDING

___________________________

_______________________

Cady L. Johnson, President

Norman Maier (as to Section 2.2 only)